UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 4, 2015

CANNLABS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-155318	20-5337455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3888 E. Mexico Ave., Suite 202, Denver, CO 80210
(Address of Principal Executive Offices) (Zip Code)

(303) 309-0105
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

The disclosure set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 4, 2015, the Board of Directors (the “Board”) of CannLabs, Inc. (the “Company”) terminated the employment agreement of Genifer Murray “For Cause” as such term is defined in her employment agreement. The Board terminated Ms. Murray’s employment agreement as a result of certain breaches of fiduciary duties by Ms. Murray. The Board determined that such breaches advanced Ms. Murray’s own personal interests over the interests of the Company and its shareholders. In addition, the Board determined that on numerous occasions, Ms. Murray has disclosed confidential information regarding the Company to third parties, including members of the media and others, putting the interests of the Company and its shareholders in jeopardy. Further, Ms. Murray has repeatedly failed to follow the lawful directions of the Board, has taken actions in violation of agreements between herself and the Company, and has repeatedly made defamatory statements about current and former executive officers, directors and shareholders of the Company, exposing the Company to potential litigation by such parties. The Board determined that these infractions were incurable and terminated Ms. Murray’s employment agreement effective immediately.

In light of the foregoing, the Board (other than Ms. Murray) unanimously requested that Ms. Murray also resign as a member of the Board. Ms. Murray initially refused to resign and was subsequently informed that the Company would seek to have its stockholders remove her from the Board for cause.

On September 17, 2015, the Company received a letter from Ms. Murray, pursuant to which she resigned as a member of the Board effective immediately. In her resignation letter, Ms. Murray expressed concerns regarding the manner in which the Board has conducted itself and certain actions which she found to be inappropriate and detrimental to the Company. A copy of Ms. Murray’s resignation letter is filed herewith as Exhibit 17.1, the description of the content of the resignation letter set forth herein is qualified in its entirety to the full text of the resignation letter. On September 24, 2015, the Company received a letter from Ms. Murray in response to the draft Form 8-K which the Company provided to her prior to filing. A copy of Ms. Murray’s letter is filed herewith as Exhibit 17.2, the description of the content of the letter set forth herein is qualified in its entirety to the full text of the letter.

The Company and the continuing members of the Board disagree with the statements made by Ms. Murray in both the resignation letter and subsequent letter regarding the Form 8-K and take exception to Ms. Murray’s characterization of the facts and her conclusions. The Company is also currently evaluating potential causes of action against Ms. Murray.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

17.1	Letter from Genifer Murray dated September 17, 2015
17.2	Letter from Genifer Murray dated September 24, 2015

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CannLabs, Inc.

Date: October 2, 2015	By:	/s/ Mark Mirken
Mark Mirken
Chief Executive Officer